VOTE ON INTERNET

Go to http://www.vstocktransfer.com/proxy

Click on Proxy Voter Login and log-on using the below control number. Voting will be open until 11:59 pm EST on [ ] 2022.

CONTROL #

VOTE BY EMAIL

Mark, sign and date your proxy card and return it to vote@vstocktransfer.com

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the envelope we have provided.

VOTE BY FAX

Mark, sign and date your proxy card and return it to 646-536-3179.

VOTE IN PERSON

If you would like to vote in person, please attend the Special Meeting to be held on [ ] 2022 at 9:00 a.m. Eastern Time at the offices of McDermott Will & Emery located at One Vanderbilt Avenue, 45th Floor, New York, New York 10017

* SPECIMEN *
1 MAIN STREET
ANYWHERE PA 99999-9999

Please Vote, Sign, Date and Return Promptly in the Enclosed Envelope.

Special Meeting Proxy Card - Globis Acquisition Corp.

▼ DETACH PROXY CARD HERE TO VOTE BY MAIL ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4, 6, 7, 8, 9 AND "FOR" ALL DIRECTOR NOMINEES.

(1) To consider and vote upon, on a non-binding advisory basis, a proposal to change the corporate structure and jurisdiction of incorporation of Globis Nevada by way of continuation, an alteration of its authorized and issued share capital and re-registration from a Nevada corporation to a public company limited by shares incorporated under the laws of Gibraltar to be known as "Forafric Global PLC" ("New Forafric");

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(2) To consider and vote upon a proposal to approve and adopt (a) the merger of Globis with and into such that, subject to and immediately following the completion of the Merger, the agent will exchange the issued and outstanding shares of common stock of Merger Sub issued pursuant to the Merger, on a one-for-one basis, for ordinary shares of New Forafric., with Merger Sub surviving (the "Merger"), and (b) the appointment of an agent to act on behalf of Globis stockholders;

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(3) To consider and vote upon a proposal to approve the Business Combination Agreement, entered into as of December 19, 2021 (as amended or supplemented from time to time, the "Business Combination Agreement"), by and among Globis, Lighthouse Capital Limited ("Seller"), Forafric Agro Holdings Limited ("FAHL") and Globis Nevada, and the transactions contemplated by the Business Combination Agreement;

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(4) To consider and vote upon the approval of the Equity Incentive Plan.

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(5) Election of Directors:

☐ FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)

☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES' NAMES BELOW:

01 Saad Bendidi 02 Julien Benitah 03 Franco Cassar 04 James Lasry 05 Paul Packer 06 Ira Greenstein 07 Rachel Bitan

Date	**Signature**	**Signature, if held jointly**
____________________	______________________________	______________________________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by a duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by an authorized person.

To change the address on your account, please check the box at right and indicate your new address. ☐

PROPOSALS CONT'D ON REVERSE

* SPECIMEN * AC:ACCT9999 90.00

GLOBIS ACQUISITION CORP.

Special Meeting of Shareholders

[ ] 2022

GLOBIS ACQUISITION CORP.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Paul Packer with full power of substitution, as proxy to represent and vote all shares of Common Stock of Globis Acquisition Corp., (the “Company”), which the undersigned will be entitled to vote if personally present at the Special Meeting of the Shareholders of the Company to be held on [ ] 2022, at 9:00 a.m., Eastern Time, upon matters set forth in the Proxy Statement, a copy of which has been received by the undersigned. Each share of common stock is entitled to one vote. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted as directed. If no direction is made, the proxy shall be voted "FOR" the Redomiciliation Proposal, “FOR” the Merger and Exchange Proposal, “FOR” the Business Combination Proposal, “FOR” the Equity Incentive Plan Proposal, “FOR” the Director Election Proposal, “FOR” the Charter Proposal, “FOR” each of the Organizational Documents Proposals, “FOR” the Nasdaq Proposal, “FOR” the Adjournment Proposal., and to consider and act on such other matters that legally come before the meeting, as said proxy(s) may deem advisable.

(6) To consider and vote upon the terms of the Proposed Organizational Documents of New Forafric, including authorization of the change in authorized share capital as indicated therein and the change of name of Globis to “Forafric Global PLC” assuming the Business Combination Proposal and the Merger and Exchange Proposal are approved and adopted;

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(7) To consider and vote upon, on a non-binding advisory basis, two separate proposals (collectively, the “Organizational Documents Proposals”):

(7a) To acknowledge and agree to the change in the authorized capital stock of Globis from (i) 100,000,000 Common Stock, and 1,000,000 Preferred Stock, par value $0.0001 per share, to (ii) 100,000,000 Ordinary Shares and 1,000,000 Preferred Shares of New Forafricngs Limited (“FAHL”) and Globis Nevada, and the transactions contemplated by the Business Combination Agreement;

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(7b) To acknowledge and agree to all other changes in connection with the replacement of terms of the Existing Organizational Documents with being subject to the terms of the Memorandum and Articles of Association to be adopted following the Redomiciliation and as a consequence of the re-registration as a Gibraltar public company limited by shares;

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(8) To consider and vote upon, for the purposes of complying with the applicable provisions of Nasdaq Listing Rule 5635(a), the issuance of Ordinary Shares and securities convertible into or exchangeable for Ordinary Shares in connection with the Business Combination, and the Ordinary Shares issued in connection with the PIPE Investment, the conversion of the FAHL Bonds and the conversion of the FAHL Related Party Loans;

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(9) To consider and vote upon a proposal to adjourn the Stockholders Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based on the tabulated vote, there are not sufficient votes at the time of the Stockholders Meeting to authorize Globis to consummate the Business Combination.

☐ VOTE FOR ☐ VOTE AGAINST ☐ ABSTAIN

(Continued and to be signed on Reverse Side)